EXHIBIT 3.3
                                                     FORM 10-Q
                                  QUARTER ENDED MARCH 31, 2000



                         CERTIFICATE OF AMENDMENT


                     Pursuant to Section 18-202 of the
                       Limited Liability Company Act


               1. The name of the limited liability company is American Industrial Partners Acquisition Company, LLC.

               2.   The Certificate of Formation is hereby
     amended to change the name of the limited liability company to Bucyrus Holdings, LLC.

               3. Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

                    "1.  The name of the limited liability
               company is Bucyrus Holdings, LLC."

               IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 25th day of March, 1999.

                         AMERICAN INDUSTRIAL PARTNERS
                         ACQUISITION COMPANY,LLC


                              By:/s/ Kenneth A. Pereira
                                  Kenneth A. Pereira
                                  Authorized Person